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                                                                 EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
IASIS Healthcare LLC and IASIS Capital Corporation:

We consent to the use of our report dated January 16, 2004, with respect to the balance sheets of NLVH, Inc.(d/b/a Lake Mead Hospital Medical Center) as of December 31, 2002 and 2001, and the related statements of operations, stockholder's equity and cash flows for the years then ended, included herein and to the reference to our firm as experts under the heading "Independent Registered Public Accounting Firms."




                                                  /s/ KPMG LLP

                                                  KPMG LLP


Dallas, Texas
November 2, 2004